Exhibit 10.11

SAND HILL IT SECURITY ACQUISITION CORP.

                         , 2004

Sand Hill Security LLC

3000 Sand Hill Road

Building 1, Suite 240

Menlo Park, California 94025

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Sand Hill IT Security Acquisition Corp. (“TAC”) and continuing for a period of the earlier of (i) twenty-four (24) months or (ii) until the consummation by TAC of a “Business Combination” (as described in TAC’s IPO prospectus), Sand Hill Security LLC shall make available to TAC certain office and secretarial services as may be required by TAC from time to time, situated at 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025. In exchange therefore, TAC shall pay Sand Hill Security LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

Very truly yours, SAND HILL IT SECURITY ACQUISITION CORP.

By:

Name:	Humphrey P. Polanen
Title:	Chairman of the Board

AGREED TO AND ACCEPTED BY: SAND HILL SECURITY LLC

By:

Name:

Title: